                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a

                            BAUSCH & LOMB INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                      2000



                                    NOTICE OF
                                 ANNUAL MEETING
                                    AND PROXY
                                    STATEMENT

                                                  BAUSCH
                                                  & LOMB

[BAUSCH & LOMB LETTERHEAD]



March 24, 2000



Dear Bausch & Lomb Shareholder:

We invite you to attend our annual meeting of shareholders on Tuesday, May 2, 2000, to be held at the Strong Memorial Medical Center Complex, School of Medicine and Dentistry at The Center for Biomedical Learning Conference Center, 601 Elmwood Avenue in Rochester, New York.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and the procedures for the meeting. It also describes how the company's Board of Directors operates and gives certain information about the company.

We hope you will be able to attend the annual meeting. If you need special assistance at the meeting, please contact the Secretary of the company at the address above.


Sincerely,


/s/ William M. Carpenter

William M. Carpenter
Chairman and Chief Executive Officer

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          OF BAUSCH & LOMB INCORPORATED


Date:    May 2, 2000

Time:    10:30 a.m.

Place:   Strong Memorial Medical Center Complex
         School of Medicine and Dentistry at
         The Center for Biomedical Learning Conference Center
         601 Elmwood Avenue
         Rochester, New York  14642-0001

Purpose: - Elect four directors
         - Ratify appointment of independent accountants
         - Conduct other business if properly raised



YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING. IF YOU PLAN TO ATTEND THE MEETING, PLEASE SO INDICATE WHERE PROVIDED ON THE PROXY CARD.



/s/ Jean F. Geisel

Jean F. Geisel
Secretary
March 24, 2000

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
General Information                                                          1
Board of Directors                                                           2
Matters to be Voted on by Shareholders                                       4
   - Election of Directors (Item No. 1)                                      4
   - Ratification of the Appointment of Independent
     Accountants (Item No. 2)                                                8
Security Ownership of Certain Beneficial Owners
   and Directors and Executive Officers                                      8
Executive Compensation                                                      10
   - Report of the Committee on Management                                  10
   - Compensation Tables                                                    15
Total Return to Shareholders                                                18
Defined Benefit Retirement Plans                                            18
Related Transactions, Employment Contracts and
   Termination of Employment and Change in Control Arrangements             19
Additional Information                                                      20

                           BAUSCH & LOMB INCORPORATED
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                              TUESDAY, MAY 2, 2000

GENERAL INFORMATION

The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to shareholders is March 24, 2000.

OUTSTANDING SHARES

On March 1, 2000, 55,617,286 shares of common stock and 361,386 shares of class B stock were outstanding. Each common share and class B share has one vote.

WHO MAY VOTE

Shareholders of Bausch & Lomb Incorporated as of the company's record date, March 10, 2000, may vote.

HOW TO VOTE

You may vote by proxy or in person at the meeting. Even if you plan to attend the meeting, we recommend that you vote by signing and returning the enclosed proxy card. You can always change your vote as described below.

HOW PROXIES WORK

Bausch & Lomb's Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxyholders (members of Bausch & Lomb management) to vote your shares at the meeting in the manner you direct.

If you sign and return the enclosed proxy card but do not specify how you wish us to vote your shares, your shares will be voted "for" all director candidates and "for" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the company for 2000. Proxyholders will also vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy material from them. Shares registered in your name and shares held in the Bausch & Lomb 401(k) Plan are covered by one card. If a proxy representing shares in the Bausch & Lomb 401(k) Plan is not returned, those shares will be voted by the trustee of the Plan in accordance with the direction of the majority of shares voted by other participants in the Plan.

If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board of Directors.

QUORUM

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Bausch & Lomb are not voted and do not count for this purpose.

CHANGING YOUR VOTE

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Bausch & Lomb's Secretary in writing at the address under "Questions?" on page 21.

VOTES NEEDED

Director nominees receiving the largest number of votes cast are elected, up to the maximum number of directors fixed by the Board to be elected at the meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. Ratifying the appointment of PricewaterhouseCoopers LLP as independent accountants for 2000, and any other matter properly brought before the meeting, requires the favorable vote of a majority of the votes cast.

ATTENDING IN PERSON

Only shareholders, their designated proxies and Bausch & Lomb's guests may attend the meeting.

BOARD OF DIRECTORS

The Board of Directors of the company met seven times in 1999. Each of the directors attended 75% or more of the aggregate number of regularly scheduled and special Board and committee meetings held during the year, except Domenico De Sole who attended 60% of the aggregate number of regularly scheduled and special Board and committee meetings.

In 1999, Board members who were not employees of the company received an annual retainer of $33,000, one-half of which was paid in company stock, and a fee of $2,000 for each Board session (including concurrent committee meetings) attended. For committee meetings not held in connection with a Board session, committee members were paid a fee of $2,000. In addition, Board members who chair committees and are not employees of the company received a $3,000 annual fee. The company does not pay directors' fees to directors who are employees of the company.

Effective January 1, 1999, the Board of Directors appointed William H. Waltrip as lead director to assist the Board with the transition of William M. Carpenter as chairman of the company. The appointment was for a one-year term and commenced on January 1, 1999 when Mr. Waltrip retired as chairman and Mr. Carpenter assumed that additional role. Mr. Waltrip received $25,000 in additional compensation during 1999 for carrying out his responsibilities as lead director.

Under the 1990 Stock Incentive Plan, each year non-employee directors also receive non-qualified, fully-vested options to purchase shares of class B stock of the company. The number of options is determined by a fixed formula set forth in the Plan, and the exercise price of all such options is determined by the fair market value of the company's common stock on the date of grant. For fiscal year 1999, each non-employee director was granted 1,332 options to purchase class B shares.

COMMITTEES OF THE BOARD

The Board of Directors has established four standing committees to assist it in carrying out its responsibilities: the Executive Committee, the Audit Committee, the Committee on Management and the Committee on Directors.

EXECUTIVE COMMITTEE
Number of Members: Five
Members: William M. Carpenter (Chair), Franklin E. Agnew, John R. Purcell,
         William H. Waltrip and Kenneth L. Wolfe
Number of Meetings in 1999: Six
Functions:- Holds regularly scheduled and special meetings between regular Board meetings to take action necessary for the company to operate efficiently
          - Possesses all of the authority of the full Board, except as limited by the by-laws of the company

AUDIT COMMITTEE
Number of Members: Five non-employee directors
Members: Alvin W. Trivelpiece (Chair), Franklin E. Agnew, Domenico De Sole,
         Ruth R. McMullin and Linda Johnson Rice
Number of Meetings in 1999: Three
Functions:- Reviews the scope and results of the independent accountants'
            annual examination of the company's consolidated financial statements
          - Reviews the overall adequacy of internal controls with the company's internal and external auditors
          - Recommends to the Board the appointment of the independent accountants
          - Provides for direct communication between the Board and the independent accountants and the internal auditors

COMMITTEE ON MANAGEMENT
Number of Members: Three non-employee directors
Members: Kenneth L. Wolfe (Chair), Franklin E. Agnew and Jonathan S. Linen Number of Meetings in 1999: Five
Function: - Reviews compensation policies to ensure that they provide appropriate motivation for corporate performance and increased shareholder value
          - Recommends to the Board remuneration of the chief executive officer and the president and determines remuneration of other officers of the company elected by the Board
          - Conducts evaluation of the chief executive officer prior to submission to the Board
          - Grants options under and otherwise administers the company's stock incentive plans and approves and administers any other compensation plan in which officers of the company participate
          - Reviews and ensures that a process is in place to provide continuity and succession of officers and key employees

COMMITTEE ON DIRECTORS
Number of Members: Three non-employee directors
Members: John R. Purcell (Chair), Jonathan S. Linen and Alvin W. Trivelpiece Number of Meetings in 1999: Two
Functions:- Recommends to the Board all matters relating to the Board, including the development of policies on composition, participation, and the size of the Board, and the tenure and retirement of directors
          - Recommends to the Board changes in the organization and procedures of the Board, including corporate governance
          - Considers director nominees, including those submitted by shareholders, for recommendation to the Board

The Committee on Directors will consider director candidates proposed by shareholders. The company's by-laws provide that such shareholder submissions must include certain biographical information concerning the recommended individual, including age, address, employment history and board memberships, if any, and the candidate's written consent to the nomination and to serve if elected. To be considered for nomination at the 2001 annual meeting, shareholder submissions for nomination must be received at the offices of the company to the attention of the Secretary at One Bausch & Lomb Place, Rochester, New York 14604-2701 between January 2, 2001 and February 1, 2001.


MATTERS TO BE VOTED ON BY SHAREHOLDERS

ITEM NO. 1
ELECTION OF DIRECTORS

GENERAL

The Board of Directors currently has ten members and, pursuant to the company's by-laws, is divided into three classes. One class is elected each year to serve for three years. The term of office of each class will expire, respectively, on the dates of the annual meeting of shareholders in 2000, 2001 and 2002. The directors whose terms expire at the 2000 annual meeting of shareholders are Franklin E. Agnew, William M. Carpenter, Ruth R. McMullin and Linda Johnson Rice. Accordingly, the Board of Directors has fixed the number of directors to stand for reelection at the 2000 annual meeting of shareholders at four, to serve until the 2003 annual meeting.

Information about the nominees for election as directors, as well as those directors continuing in office, is presented below.


NOMINEES FOR ELECTION AS DIRECTORS -- TERM EXPIRING 2003

[PHOTO OF FRANKLIN E. AGNEW]

FRANKLIN E. AGNEW                                            Director since 1982
                                                                         Age: 65
Mr. Agnew serves as a business consultant to private industry. From 1989 until 1990, Mr. Agnew was trustee in reorganization of Sharon Steel Corporation. From 1971 until 1986, Mr. Agnew was a director of H. J. Heinz Company, a worldwide provider of processed food products and services, and from 1973 until 1986 was a group executive with responsibility for various Heinz affiliates. Mr. Agnew is a director of The Prudential Insurance Company of America.

[PHOTO OF WILLIAM M. CARPENTER]

WILLIAM M. CARPENTER                                         Director since 1996
                                                                         Age: 47
Mr. Carpenter became chairman of Bausch & Lomb in January 1999 and has served as chief executive officer of Bausch & Lomb since 1997. He joined the company in March 1995 as executive vice president and global business manager, eyewear, and was named president and chief operating officer in December 1995. From 1991 to 1994, he held several executive positions at Reckitt & Colman, Inc., the U.S. subsidiary of Reckitt & Colman, plc, including serving as its president and chief executive officer. From 1977 to 1991, Mr. Carpenter held several executive positions with Johnson & Johnson's health care and consumer products businesses.

[PHOTO OF RUTH R. McMULLIN]

RUTH R. McMULLIN                                             Director since 1987
                                                                         Age: 58
Mrs. McMullin is the chairperson of trustees of the Eagle-Picher Personal Injury Settlement Trust. She was a member of the faculty of the Yale School of Management as a Management Fellow from 1994 to 1995. From 1992 to 1994, she was president and chief executive officer of the Harvard Business School Publishing Corporation. From 1990 to 1992, Mrs. McMullin was a consultant to private industry and from 1991 to 1992, she was also chief executive officer of UNR Industries, Inc. and a member of that company's chairman's committee. From 1989 to 1990, Mrs. McMullin was president and chief executive officer of John Wiley & Sons, Inc., a publishing company. She joined that company as executive vice president and chief operating officer in 1987.

[PHOTO OF LINDA JOHNSON RICE]

LINDA JOHNSON RICE                                           Director since 1990
                                                                         Age: 42
Mrs. Rice has served since 1987 as president and chief operating officer of Johnson Publishing Company. In addition to management of the company, she oversees the editorial content of Ebony and Jet magazines. She is also president of Fashion Fair Cosmetics, a division of Johnson Publishing. Mrs. Rice is a director of Kimberly-Clark Corporation, The Quaker Oats Company and VIAD Corp.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE INDIVIDUALS IDENTIFIED ABOVE AS DIRECTOR NOMINEES OF THE COMPANY.

DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING 2001

[PHOTO OF DOMENICO DE SOLE]

DOMENICO DE SOLE                                             Director since 1996
                                                                         Age: 56
Mr. De Sole has served since 1995 as president and chief executive officer of Gucci Group N.V., a multibrand luxury goods company which designs, produces and distributes personal luxury accessories and apparel. He joined that company in 1984 as president and chief executive officer of Gucci America, Inc. and in 1994 was named chief operating officer of Gucci Group N.V.


[PHOTO OF KENNETH L. WOLFE]

KENNETH L. WOLFE                                             Director since 1989
                                                                         Age: 61
Mr. Wolfe has served since 1994 as chairman and chief executive officer of Hershey Foods Corporation, a food products manufacturing firm. He joined that firm in 1967 and held various executive positions before being appointed vice president and chief financial officer in 1981. In 1984, Mr. Wolfe was named senior vice president. From 1985 until 1993, he was president and chief operating officer. Mr. Wolfe is a director of the Hershey Trust Company and Carpenter Technology Corporation.


DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING 2002

[PHOTO OF JONATHAN S. LINEN]

JONATHAN S. LINEN                                            Director since 1996
                                                                         Age: 56
Mr. Linen has served since 1993 as vice chairman and is a member of the office of the chief executive of American Express Company, a diversified worldwide travel and financial services company. He joined that company in 1969 and held various executive positions before being appointed president and chief executive officer of Shearson Lehman Brothers in 1989. In 1992, he was named president and chief operating officer of American Express Travel Related Services Company, Inc. Mr. Linen is chairman of the board of trustees of the National Urban League and is a member of the board of governors of the American Red Cross.

[PHOTO OF JOHN R. PURCELL]

JOHN R. PURCELL                                              Director since 1976
                                                                         Age: 68
Mr. Purcell has served since 1989 as chairman and chief executive officer of Grenadier Associates Ltd., a venture banking firm. From 1991 until 1997, he served as chairman of Donnelley Marketing, Inc., a data-based direct marketing company. From 1987 until 1990, he served as chairman of Mindscape, Inc., an educational and entertainment computer software company. Mr. Purcell served from 1982 until 1986 as chairman and president of SFN Companies, Inc., a communications company. Prior to that he served as executive vice president of CBS, Inc. and as senior vice president, finance of Gannett Co., Inc. He is a director of Omnicom Group, Inc., eLoyalty Corporation and Journal Register Company.

[PHOTO OF ALVIN W. TRIVELPIECE]

ALVIN W. TRIVELPIECE, Ph.D.                                  Director since 1989
                                                                         Age: 69
Dr. Trivelpiece has served since 1989 as director of the Oak Ridge National Laboratory, a multi-program science and energy research laboratory managed by Lockheed Martin Energy Research Corporation for the U.S. Department of Energy. In 1996, he was named President of Lockheed Martin Energy Research Corporation. He was director of the Office of Energy Research for the U.S. Department of Energy from 1981 to 1987. He is a member of the National Academy of Engineering.

[PHOTO OF WILLIAM H. WALTRIP]

WILLIAM H. WALTRIP                                           Director since 1985
                                                                         Age: 62
Mr. Waltrip has served since 1993 as chairman of the board of Technology Solutions Company, a systems integration company, and from 1993 until 1995 he was chief executive officer of that company. From 1996 to 1998, he also served as chairman of Bausch & Lomb Incorporated, and during 1996 was the company's chief executive officer. From 1991 to 1993, he was chairman and chief executive officer of Biggers Brothers, Inc., a food service distribution company and was a consultant to private industry from 1988 to 1991. From 1985 to 1988, he served as president and chief operating officer of IU International Corporation, a transportation, environmental and distribution company. Earlier, he had been president, chief executive officer and a director of Purolator Courier Corporation. He is a director of Teachers Insurance and Annuity Association and Thomas & Betts Corporation.

ITEM NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has unanimously approved and voted to recommend that shareholders ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the company for 2000. They have been independent accountants of the company since 1927. A representative of PricewaterhouseCoopers LLP plans to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND DIRECTORS AND EXECUTIVE OFFICERS

BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY'S COMMON STOCK

                                                                                Percent of
                                                                                Outstanding
Name and Address of Beneficial Owners           Number of Shares               Common Stock
-------------------------------------------------------------------------------------------
Massachusetts Financial Services
Company(1)
500 Boylston Street
Boston, MA  02116-3741                              3,939,663                      6.9%

Putnam Investments, Inc.(2)
One Post Office Square
Boston, MA  02109-2137                              3,404,265                      5.9%

Iridian Asset Management LLC(3)
276 Post Road West
Westport, CT  06880-4704                            3,190,600                      5.5%

Dodge & Cox(4)
One Sansome Street, 35th Floor
San Francisco, CA  94104-4443                       3,000,785                      5.2%


(1) Shares are as of December 31, 1999 and include 3,832,496 shares with respect to which there is sole power to vote and 3,939,663 shares with respect to which there is sole power of disposition.

(2) Shares are as of December 31, 1999 and include 667,695 shares with respect to which there is shared power to vote and 3,404,265 shares with respect to which there is shared power of disposition.

(3) Shares are as of December 31, 1999 and include 3,190,600 shares with respect to which there is shared power to vote and 3,190,600 shares with respect to which there is shared power of disposition.

(4) Shares are as of December 31, 1999 and include 2,735,985 shares with respect to which there is sole power to vote; 28,500 shares with respect to which there is shared power to vote; and 3,000,785 shares with respect to which there is sole power of disposition.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Presented below is information concerning the amount of company stock beneficially owned by each director and director nominee, each non-director officer named in the Summary Compensation Table appearing on page 15, and all directors and executive officers of the company as a group. All numbers stated are as of March 1, 2000, and include beneficial ownership of shares of common and class B stock, which are identical with respect to dividend and liquidation rights and vote together as a single class for all purposes.

Except for class B stock, which is transferable only in accordance with the terms of the company's stock incentive plan under which it was acquired, and except as otherwise indicated, sole voting and investment power exists with respect to all shares listed as beneficially owned. No individual named below beneficially owns more than 1% of the company's outstanding voting stock, and the shares beneficially owned by all directors and executive officers as a group constitute 2.2% of the company's outstanding voting stock.

---------------------------------------------------------------------------------
Name of                                                         Amount and Nature
Beneficial Owner                                          of Beneficial Ownership
---------------------------------------------------------------------------------
Franklin E. Agnew                                                      25,435(1)
William M. Carpenter                                                  347,834(2)
Domenico De Sole                                                        6,419(3)
Hakan S. Edstrom                                                       22,286(4)
Jonathan S. Linen                                                       7,429(3)
Stephen C. McCluski                                                   113,684(5)
Ruth R. McMullin                                                       28,200(6)
John R. Purcell                                                        33,427(7)
Linda Johnson Rice                                                     22,599(8)
Thomas M. Riedhammer                                                   99,256(9)
Carl E. Sassano                                                       162,903(10)
Alvin W. Trivelpiece                                                   24,499(1)
William H. Waltrip                                                    144,365(11)
Kenneth L. Wolfe                                                       23,632(8)
All Directors and Executive Officers
   as a group (18 persons)                                          1,236,447

In addition to shares beneficially owned by directors and executive officers of the company, as indicated above, such persons may also own common stock equivalents under deferred compensation plans of the company, reflecting further their economic stake in the value of the company's common stock. As of March 1, 2000, the following common stock equivalents were owned by (i) the company's executive officers: Mr. Carpenter, 48,325; Mr. Sassano, 29,721; Mr. McCluski, 11,860; Mr. Edstrom, 13,755; Dr. Riedhammer, 17,002; (ii) the company's directors: Mrs. McMullin 2,576; Mr. Purcell, 16,156; and (iii) all executive officers and directors of the company as a group: 169,602.

(1) Includes 17,215 shares which may be acquired within 60 days through the exercise of stock options.
(2) Includes 285,176 shares and 380 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the 401(k) Plan, and 38,600 shares of restricted stock subject to satisfaction of certain vesting conditions.
(3) Includes 5,275 shares which may be acquired within 60 days through the exercise of stock options.

(4) Includes 15,000 shares and 61 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the 401(k) Plan, and 7,225 shares of restricted stock subject to satisfaction of certain vesting conditions.
(5) Includes 90,692 shares and 1,067 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the 401(k) Plan, and 8,260 shares of restricted stock subject to satisfaction of certain vesting conditions.
(6) Includes 19,065 shares which may be acquired within 60 days through the exercise of stock options.
(7) Includes 1,332 shares which may be acquired within 60 days through the exercise of stock options.
(8) Includes 19,207 shares which may be acquired within 60 days through the exercise of stock options.
(9) Includes 77,284 shares and 803 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the 401(k) Plan, and 5,200 shares of restricted stock subject to satisfaction of certain vesting conditions.
(10) Includes 112,799 shares and 4,054 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the 401(k) Plan, and 15,660 shares of restricted stock subject to satisfaction of certain vesting conditions.
(11) Includes 135,004 shares which may be acquired within 60 days through the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The company's directors and executive officers are required to file reports with the Securities and Exchange Commission concerning their ownership of company stock. Based on the company's review of such reports, all reports were filed on a timely basis and there are no known failures to file by directors and executive officers during 1999.

EXECUTIVE COMPENSATION
REPORT OF THE COMMITTEE ON MANAGEMENT
In 1999, the Committee on Management of the Board of Directors met five times. In advance of each meeting, management reviews the agenda with the committee chair and, prior to the meeting, each committee member receives a complete briefing book, which details each topic to be considered by the committee. The committee chair reports to the Board of Directors on committee discussions and key actions.

COMPENSATION PHILOSOPHY AND POLICY
Executive compensation at Bausch & Lomb is designed to align the financial interests of executives with the interests of shareholders by leveraging the mix of base salary, annual incentives and long-term incentives, placing greater emphasis on "at risk" pay components tied to key stock appreciation drivers. Overall compensation is also structured to attract and retain the highest caliber executives.

The Bausch & Lomb program provides a competitive level of total compensation opportunity and offers incentive and equity ownership opportunities linked to annual and long-term company performance and to shareholder return.

To maintain a competitive level of compensation, the company commissions an independent consulting firm to conduct an annual survey of executive compensation in a defined group of companies. The surveyed companies are selected based on the following criteria: (i) the similarity of their product lines to those of Bausch & Lomb; (ii) the competitive market for executive talent; and (iii) the availability of compensation data provided confidentially to a third party. The surveyed companies include many, but not all, of the companies in the S&P Health Care Composite used in the Comparison of Five-Year Cumulative Total Shareholder Return chart on page 18. Complete compensation data is not widely available for all of the companies in the S&P Health Care Composite.

The annual survey compares Bausch & Lomb's total executive compensation opportunity to the compensation of matched jobs in the peer group of companies, based on the relative size of the peer company or, for certain officers managing operating units, the division or the business which that executive leads. The study includes base compensation, annual incentives and long-term incentives, including stock-based compensation. The aggregate compensation package, other than long-term incentive compensation, is targeted to pay at the 50th percentile of the peer group of companies, if performance criteria are achieved (i.e., if financial performance and stock appreciation meet expectations). Long-term incentive compensation is targeted to pay at the 75th percentile as explained below under Long-Term Incentive Awards. The relative financial performance of Bausch & Lomb and its peer group, together with the compensation survey results, are reviewed by the committee at least annually.

After considering the survey data, business objectives and compensation philosophy and strategy, the committee determines targeted levels of base compensation, long- and short-term incentives and stock option award levels for the officers of the company. In approving salary and incentive payments for individuals other than the chief executive officer, the committee also considers recommendations made by the chief executive officer.

BASE PAY
Base pay levels and increases for each officer take into consideration the individual's current performance, experience, the scope and complexity of his or her position within the company and the external competitive marketplace for comparable positions at peer companies. Base pay for officers is reviewed each year, and generally adjusted annually. In 1999, the company's average officer base compensation was below the targeted 50th percentile of peer group officer base pay.

Effective January 1, 1999, in addition to his responsibilities as chief executive officer of the company, William M. Carpenter was named Chairman, succeeding William H. Waltrip, who had served in that position on an interim basis. In determining Mr. Carpenter's base salary, the committee considered the comparator companies' actual and forecasted chief executive officer compensation (on a size-adjusted basis), targeting the 50th percentile of the peer group chief executive officer base pay. The committee also considered financial and strategic performance of the company in the preceding year under Mr. Carpenter's direction. No weighting was assigned to the foregoing factors. In 1999, Mr. Carpenter's base salary was below the targeted 50th percentile of the peer group chief executive officer base pay.

ANNUAL INCENTIVE AWARDS
In 1999, under the company's Economic Value Added, or EVA(R)(1), incentive compensation program, corporate officers, including those identified in the Summary Compensation Table on page 15, were eligible for annual incentive awards. These awards were based upon actual performance of the company, or, for operating units identified as separate EVA centers, the actual performance of that EVA center, in achieving EVA improvement against targets established by the Committee on Management in early 1999. EVA improvement occurs when the ratio of:
(i) net operating profit after tax to

----------
(1)EVA(R) is a registered trademark of Stern Stewart & Co.

(ii) capital employed in the business increases over time. This establishes a direct link between incentive compensation and return on capital. The bonus target for each officer is expressed as a percentage of base pay, falling within a range of 37-90%, depending upon the position, with the chief executive officer's target set at 90%. Incentive targets for the executive officers were at the 50th percentile of the comparator group of companies. Mr. Carpenter's incentive target was at the 50th percentile of the comparator group of companies.

The committee defined performance intervals to establish measurement standards for determining the range of payouts as a percentage of the target payment. The performance intervals establish the criteria for a payout from zero to 200% of the target payment, but there is no cap and no floor in the incentive calculation.

The EVA program provides the incentive of an uncapped bonus opportunity, but also uses a "cumulative bonus bank" feature to ensure that extraordinary EVA improvements are sustained before extraordinary awards are paid out. If EVA performance exceeds the EVA goal, the target bonus plus one-half of the incentive calculation in excess of the target amount is paid currently, and the other half of the additional incentive is carried forward, in the "bank", to the next year, payment of which is subject to future results. Similarly, a decline in EVA performance creates a negative bonus bank balance which is carried into future years and reduces future awards. This bonus bank creates short- and long-term incentive features, rewarding sustained performance and continued employment.

For the chief executive officer and all executive officers identified in the Summary Compensation Table on page 15, 1999 annual incentives were based entirely on overall corporate EVA performance. In 1999, Bausch & Lomb's corporate EVA improvement resulted in a payout of approximately 221% of target and Mr. Carpenter received a bonus payment of $1,289,538 which included payment of $97,825 from amounts accumulated in the bonus "bank" in previous years as provided in the EVA program. An additional $547,038 was carried forward in the bonus "bank" to be paid to Mr. Carpenter in accordance with the EVA program if performance is sustained in future years.

LONG-TERM INCENTIVE AWARDS
The package of long-term incentives offered to officers in 1999 included stock options and stock grants. The package of long-term incentives is targeted at the 75th percentile of peer company long-term incentive awards.

Under the Bausch & Lomb 1990 Stock Incentive Plan, which was approved by the shareholders, officers of the company are eligible to receive awards of stock options and stock grants, as approved by the committee. Guidelines for stock options and stock grants are based on a review of comparator company data in combination with an internal assessment of the scope and complexity of the executive's position. For each officer position, a target stock award is defined as a multiple of pay (the target amount for options is below the targeted percentile for aggregate compensation). That dollar amount is then divided by the current stock price to determine the number of shares. The committee reviews the competitiveness of the target awards annually.

In July 1999, the committee awarded options within this framework. The 1999 options will vest over three years. All stock options were priced at the fair market value of the underlying stock as of the date of the grant. In 1999, Mr. Carpenter received options to purchase 125,000 shares of class B stock with an exercise price of $72.9688 per share. This award was at the maximum level for an annual award based on market considerations and the committee's evaluation of Mr. Carpenter's performance as chairman and chief executive officer.

Under the Cumulative EVA Program, corporate officers, including those identified in the Summary Compensation Table on page 15, received restricted stock grants made pursuant to the company's 1990 Stock Incentive Plan.

Each restricted stock grant under the Cumulative EVA Program vests based on achievement by the company of three-year corporate EVA goals approved by the committee at the time of grant. These awards are targeted at 25% of participants' aggregate long-term incentive compensation, with the chief executive officer's award under the Cumulative EVA Program targeted at 25% of such long-term incentive compensation. Actual awards under the Cumulative EVA Program, upon vesting, can range from 0-200% of the target number of shares awarded, depending upon company performance against pre-approved multi-year goals. In addition, since awards are expressed in shares of company stock, the actual value of awards upon vesting will vary based upon upward and downward changes in the market value of Bausch & Lomb common stock from the date of grant to the vesting date. The Cumulative EVA Program was designed to provide executives with incentives for long-term EVA improvements while also increasing stock ownership further to align executives' interests with those of shareholders.

In accordance with the Cumulative EVA Program, in 1999 Mr. Carpenter was awarded the shares of class B restricted stock described in the table on page 17 entitled Long Term Incentive Plan -- Awards in Last Fiscal Year. Based upon the company's achievement against pre-established multi-year EVA improvement goals through 1999, Cumulative EVA Program awards for company executive officers, including Mr. Carpenter, vested at 200% of the target award, with the value set forth in the Summary Compensation Table on page 15.

Restricted stock grants may be awarded periodically to officers of the company. In 1999, restricted stock grants were awarded to officers other than the persons identified in the Summary Compensation Table on page 15 to reflect promotions, hiring packages or the company's desire to retain key executive talent.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
An additional key element of total compensation for Mr. Carpenter is the Supplemental Executive Retirement Plan ("SERP") II, under which he has vested. This Plan, funded by life insurance, is designed to minimize the cost to the company, and to provide a competitive retirement benefit (60% replacement ratio). All other executive officers participate in SERP III, described on page
19. Contributions made under SERP II and SERP III Plans do not result in taxable income to the participants.

RESPONSE TO INTERNAL REVENUE CODE LIMITS
ON DEDUCTIBILITY OF CERTAIN COMPENSATION
Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits to $1,000,000 per person the company's tax deduction of certain non-performance-based compensation paid in a given year to its most highly compensated officers. The levels of non-performance-based salary, bonus and other compensation paid by the company do not typically exceed this level, except that the total compensation paid to Mr. Carpenter for services in fiscal 1999 which remains subject to the Section 162(m) limitation exceeded this level by $447,524. In order to minimize the potential for lost tax deductibility, the committee recommended, and shareholders approved in 1998, amendments to certain company plans which were designed to assure that performance-based compensation plans currently in place achieve compliance with the requirements of Section 162(m) of the Code. The committee's present intention is to use the requirements of Section 162(m) as a guide in its compensation-related decisions, except where the best interests of the company and its shareholders dictate otherwise.

CONCLUSION
Each element of the officer compensation package is reviewed by the Committee on Management to ensure that base pay and incentive opportunities are at competitive levels and to provide incentive systems reflecting strong financial performance and an alignment with shareholder interests. In summary, we believe the total compensation philosophy and compensation program serve the best interests of the shareholders.

                                             Committee on Management

                                             Kenneth L. Wolfe, Chair
                                             Franklin E. Agnew
                                             Jonathan S. Linen

COMPENSATION TABLES
The individuals named in the following tables include the company's chief executive officer and the four other most highly compensated executive officers of the company for the fiscal year ended December 25, 1999.

                           SUMMARY COMPENSATION TABLE


                                            Annual Compensation                     Long-Term Compensation
                                  ---------------------------------------   --------------------------------------

                                                             Other          Restricted   Securities                    All Other
                                                             Annual         Stock        Underlying                    Compen-
                                                             Compensation   Award(s)     Options/       LTIP           sation
Name                      Year    Salary($)    Bonus($)      ($)            ($)(1)       SARs (#)       Payouts($)     ($)(2)
----                      ----    ---------    ---------     ----------     -------      --------       ----------     ------
                                                                                                        (Cash and
                                                                                                        Stock)
W.M. Carpenter            1999    $ 825,000    $1,191,713    $   34,402     $       0     125,000        $1,103,189    $ 46,775
Chairman and              1998    $ 735,000    $  764,400    $1,136,621     $ 405,000     106,000        $   19,250    $ 22,073
CEO                       1997    $ 641,667    $  551,834    $   28,979     $ 211,875      83,160        $        0    $ 21,395
C.E. Sassano              1999    $ 500,000    $  503,669    $   41,012     $       0      60,000        $  471,721    $ 22,214
President and             1998    $ 402,800    $  288,002    $  502,491     $ 287,188      48,000        $    7,477    $ 14,370
COO                       1997    $ 362,500    $  214,328    $   31,725     $  84,750      34,020        $        0    $ 14,384
S.C. McCluski             1999    $ 360,000    $  317,790    $   22,260     $       0      30,000        $  248,743    $ 18,295
Sr. V.P. and              1998    $ 340,200    $  243,243    $  263,982     $  90,000      31,000        $    6,600    $ 13,305
CFO                       1997    $ 320,000    $  189,200    $   32,349     $       0      23,820        $        0    $ 12,000
H.S. Edstrom(3)           1999    $ 325,000    $  286,894    $   29,531     $       0      32,400        $  223,845    $  9,750
Sr. V.P. and              1998    $ 250,000    $  177,750    $  258,931     $ 224,750      30,000        $   12,938    $      0
President, Global
Surgical
T.M. Riedhammer           1999    $ 325,000    $  286,894    $   19,923     $       0      20,000        $  300,071    $ 21,092
Sr. V.P., CTO             1998    $ 307,400    $  219,791    $  324,871     $ 143,594      19,000        $    5,982    $ 14,366
and President,            1997    $ 290,000    $  171,463    $    7,921     $       0      18,690        $        0    $ 11,336
Global Pharmaceuticals

(1) The restricted stock awards reported above vest, dependent upon continued employment, as follows: Mr. Carpenter, 6,500 shares vest in 2000 and 4,500 shares vest in 2001; Mr. Sassano, 3,000 shares vest in 2000 and 2,000 shares vest in 2001; Mr. McCluski, 1,000 shares vest in 2000 and 1,000 shares vest in 2001; Mr. Edstrom, 2,500 shares vest in 2000 and 2,500 shares vest in 2001; and Dr. Riedhammer, 2,500 shares vest in 2000 and 2,500 shares vest in 2001. Holders of restricted stock, including restricted stock granted under the Company's Cumulative EVA Program, are entitled to dividend and voting rights on the shares. At December 25, 1999, the aggregate number of shares and corresponding value as of such date of restricted stock owned by the named individuals were as follows: Mr. Carpenter, 39,500 shares valued at $2,616,875; Mr. Sassano, 20,500 shares valued at $1,358,125; Mr. McCluski, 8,000 shares valued at $530,000; Mr. Edstrom, 11,000 shares valued at $728,750; and Dr. Riedhammer, 10,000 shares valued at $662,500. The foregoing amounts include stock reported on the table above, as well as restricted stock granted under the Company's Cumulative EVA Program described on page 13.

(2) The amounts reported in this column for 1999 consist solely of the company's matching contributions under its 401(k) plan and 401(k) excess plan.

(3)  Mr. Edstrom was hired on December 29, 1997.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                      Individual Grants
------------------------------------------------------------------------------------------------
                                                    % of
                                      Number of     Total
                                      Securities    Options/
                                      Underlying    SARs
                                      Options/      Granted to
                                      SARs          Employees     Exercise or
                                      Granted       in Fiscal     Base Price     Expiration
Name                                  (#)(2)        Year(3)       ($/Sh)(4)     Date
----                                  -------       --------      ----------     ----
All shareholders
All optionees                          1,185,328      100.00%       $ 72.8500     During 2009(5)
Gain to all optionees as a
percentage of gain to shareholders
W.M. Carpenter                           125,000       10.55%       $ 72.9688     July 27, 2009
Gain to CEO as a percentage of
gain to shareholders
C.E. Sassano                              60,000        5.06%       $ 72.9688     July 27, 2009
S.C. McCluski                             30,000        2.53%       $ 72.9688     July 27, 2009
H.S. Edstrom                              32,400        2.73%       $ 72.9688     July 27, 2009
T.M. Riedhammer                           20,000        1.69%       $ 72.9688     July 27, 2009

                                      Potential Realizable Value at Assumed Annual
                                      Rates of Stock Price Appreciation for Option Term (1)
-----------------------------------------------------------------------------------------------------------------------


                                             0%                      5%                             10%


                                      Stock      Dollar   Stock           Dollar          Stock           Dollar
Name                                  Price      Gain     Price (6)       Gain            Price (6)        Gain
----                                  -----      ----     ---------       ----            ---------        ----
All shareholders                      $ 66.2500   $ 0     $ 107.91    $2,377,327,900(7)   $ 171.84    $6,025,493,350(7)
All optionees                         $ 72.8500   $ 0     $ 118.67    $   54,311,729      $ 188.95    $  137,616,581
Gain to all optionees as a
percentage of gain to shareholders                                              2.07%                           2.07%
W.M. Carpenter                        $ 72.9688   $ 0     $ 118.86    $    5,736,400      $ 189.26    $   14,536,400
Gain to CEO as a percentage of
gain to shareholders                                                            0.22%                           0.22%
C.E. Sassano                          $ 72.9688   $ 0     $ 118.86    $    2,753,472      $ 189.26    $    6,977,472
S.C. McCluski                         $ 72.9688   $ 0     $ 118.86    $    1,376,736      $ 189.26    $    3,488,736
H.S. Edstrom                          $ 72.9688   $ 0     $ 118.86    $    1,486,875      $ 189.26    $    3,767,835
T.M. Riedhammer                       $ 72.9688   $ 0     $ 118.86    $      917,824      $ 189.26    $    2,325,824

(1) There is no assurance that the value realized by an optionee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements which management believes cannot be predicted with a reliable degree of accuracy.

(2) All options to the named executives vest annually in one-third increments. All options granted to the named executives have attached to them limited Stock Appreciation Rights, which only become exercisable in the event of a change in control.

(3)  Based on total number of options granted to employees equal to 1,185,328.

(4) With the exception of the exercise price for "all optionees", which is the average market value for all options granted during 1999, the price reflected in this column is equal to the fair market value at date of grant.

(5) The expiration date for all optionees is the tenth anniversary of the date on which the 1999 option was granted.

(6) Fair market value of stock at end of actual option term, assuming annual compounding at the stated value.

(7) Total dollar gains based on assumed annual rates of appreciation and calculated on 57,065,000 outstanding shares.

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                Number of Securities Underlying           Value of Unexercised, In-the-Money
                    Number                      Unexercised Options/SARs at FY-End(#)     Options/SARs at FY-End($)
                    of Shares                   -------------------------------------     ----------------------------------
                    Acquired on   Value
Name                Exercise      Realized(1)   Exercisable         Unexercisable         Exercisable(1)   Unexercisable(1)
----                --------      -----------   -----------         -------------         --------------   ----------------
W.M. Carpenter            0       $       0       285,176             223,386               $7,580,866       $1,743,572
C.E. Sassano          6,540       $ 177,799       112,799             103,339               $2,618,591       $  760,590
S.C. McCluski         1,980       $  80,066        90,692              58,606               $2,287,670       $  505,924
H.S. Edstrom              0       $       0        10,000              52,400               $  211,875       $  423,700
T.M. Riedhammer           0       $       0        77,284              38,896               $1,889,781       $  342,626

(1) Market value of company's common stock at exercise or year-end, minus the exercise price.

LONG-TERM INCENTIVE COMPENSATION
As described in more detail in the Report of the Committee on Management on page 10, the EVA Plan requires that 50% of accrued bonuses payable in excess of 100% of target bonus be banked. The amount in the bonus bank is at risk in the sense that in any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. For fiscal 1999, the accrued bonus for each of the named individuals was positive and the amounts banked as reported below were added to the bonus bank for each of the named executive officers, to be paid out in future years, subject to the terms of the EVA Plan. In addition, a portion of the amounts accumulated in the bonus "bank" in previous years was paid to the named executives, including Mr. Carpenter, in accordance with the EVA Plan. Such amounts are reflected, together with awards previously granted under the company's Cumulative EVA Program which vested in 1999, as Long-Term Incentive Plan Payouts in the Summary Compensation Table on page 15.

                Name                          Amounts Banked (Forfeited) ($)
                ----                          ------------------------------
          W.M. Carpenter                                  $449,213
          C.E. Sassano                                    $178,669
          S.C. McCluski                                   $119,790
          H.S. Edstrom                                    $108,144
          T.M. Riedhammer                                 $108,144

            LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR (1)

                     Number of     Performance       Threshold     Target      Maximum
Name                 Shares        Period (years)    (shares)      (shares)    (shares)
----                 ------        --------------    --------      --------    --------
W.M. Carpenter        14,000           3                0           14,000      28,000
C.E. Sassano           7,500           3                0            7,500      15,000
S.C. McCluski          3,000           3                0            3,000       6,000
H.S. Edstrom           3,500           3                0            3,500       7,000
T.M. Riedhammer        3,000           3                0            3,000       6,000

(1) Grants under the company's Cumulative EVA Program will vest at the end of each respective performance period after approval by the Committee on Management of the company's EVA performance results for each said period.

                          Total Return to Shareholders

           Comparison of Five-Year Cumulative Total Shareholder Return
                       December 1994 through December 1999


               [LINE GRAPH OF COMPARISON OF FIVE-YEAR CUMULATIVE
                        TOTAL SHAREHOLDER RETURN OMITTED]


         Assumes $100 invested on last day of December 1994. Dividends are reinvested quarterly.

                                      S&P
                        Bausch    Health Care     S&P
              Date      & Lomb     Composite      500

           Dec. 1994    $100.00     $100.00     $100.00
           Dec. 1995    $120.00     $159.18     $137.45
           Dec. 1996    $108.95     $192.29     $168.93
           Dec. 1997    $126.47     $274.30     $225.21
           Dec. 1998    $195.72     $395.61     $289.43
           Dec. 1999    $226.64     $362.12     $349.92


DEFINED BENEFIT RETIREMENT PLANS
Under the company's Retirement Benefits Plan, all employees of the company and certain subsidiaries who have reached age 21 and have at least one year of service are participants. Prior to January 1, 2000, monthly retirement benefits were based on a formula that provided both company non-contributory benefits and additional benefits based on optional employee contributions. Monthly benefits paid under the Plan were based on employee earnings as defined in the Plan, Social Security Covered Compensation, and credited years of service at the time of retirement.

Effective January 1, 2000, the Plan was amended to be a cash balance retirement plan which accrues benefits in a hypothetical account which can be paid either as a single lump sum or converted to a lifetime monthly annuity at time of retirement or separation from the company. Under the amended Plan, optional employee contributions are no longer permitted. Account values increase annually based on earnings, as defined in the Plan, as well as other factors such as age, service, and interest credited on account balances. Benefits vest after five years of service as defined in the Plan. Messrs. Carpenter, Sassano, McCluski and Dr. Riedhammer are vested participants under this Plan. Mr. Edstrom is eligible to vest under this Plan. Assuming continued employment to normal retirement age, the estimated annual benefits payable to each of the individuals named in the Summary Compensation Table on page 15 is as follows: Messrs. Carpenter, Sassano, McCluski and Dr. Riedhammer, $39,562, $105,607, $60,973 and $51,548, respectively.

In addition, the company maintains a separate Retirement Benefit Restoration Plan which provides eligible employees additional retirement benefits which would otherwise be provided under the Retirement Benefits Plan but are excluded from that Plan by specific federal regulatory limitations. Benefits vest after five years of service as defined in the Plan. Messrs. Sassano, McCluski and Dr. Riedhammer are vested participants under this Plan. Mr. Edstrom is eligible to vest under this Plan. Assuming continued employment to normal retirement age, the estimated annual benefit payable to each of the eligible individuals named in the Summary Compensation Table on page 15 is as follows: Messrs. Sassano, McCluski and Dr. Riedhammer, $261,591, $138,559 and $91,151, respectively.

The company maintains two Supplemental Executive Retirement Plans ("SERP"), under which officers may become eligible for retirement benefits in addition to those provided under the company's Retirement Benefits Plan. No officer is eligible to participate in more than one company SERP, and the officers named in the Summary Compensation Table on page 15 are each participants in one of the SERPs described below. Participants who vest under SERP II will receive annual benefits, payable monthly, in an amount equal to a percentage of their final average salary and bonus compensation. The percentage used is a function of age at retirement: 32% at age 55, and up to 60% at age 62. For SERP III, benefits are based on a rate of 0.5% of final average salary and bonus compensation for each year of officer service with a limitation that total retirement benefits payable from this Plan are restricted to a maximum which, in total with benefits provided by other company plans, does not exceed 60% of final average earnings. Benefits vest upon the completion of five years of service. The plans also provide for the payout of the net present value of all benefits in the event of a change in control of the company.

Mr. Carpenter has vested under SERP II. Messrs. Sassano, McCluski and Dr. Riedhammer have vested under SERP III. Mr. Edstrom is eligible to vest under SERP III. Assuming continued employment to normal retirement age, the estimated annual benefit payable for Mr. Carpenter under SERP II is $1,624,183. Assuming continued employment to normal retirement age, the estimated annual benefit payable to Messrs. Sassano, McCluski and Dr. Riedhammer under SERP III is $180,307, $101,805 and $67,214, respectively.

RELATED TRANSACTIONS, EMPLOYMENT CONTRACTS AND TERMINATION OF
EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
In connection with class B shares purchased under the company's stock incentive plans, the company may loan the participant an amount equal to the full amount of the purchase price of those shares, in which case the shares serve as collateral for the loan. The rate of interest on loans to participants is the lesser of the applicable federal rates announced monthly by the Internal Revenue Service pursuant to Section 1274(d) of the Internal Revenue Code of 1986, or 9%. To the extent applicable, the largest aggregate amount of indebtedness outstanding which exceeded $60,000 at any time in the company's 1999 fiscal year for directors and executive officers of the company was as follows: (i) the company's directors:
Mr. Purcell, $738,714; and (ii) the company's executive officers: Mr. Sassano, $187,867; Mr. Jurij Z. Kushner, $298,457; Mr. Robert B. Stiles, $269,694; Mr.
Dwain L. Hahs, $103,787. As of March 1, 2000, the outstanding amount of such indebtedness was as follows: (i) the company's directors: Mr. Purcell, $738,714; Mrs. McMullin, $112,777; and (ii) the company's executive officers: Mr. Sassano, $185,868; Mr. Stiles, $266,973; Mr. Kushner, $252,487; Mr. Hahs, $103,787.

The company has entered into agreements, for an indefinite term, with all persons named in the Summary Compensation Table on page 15. Each agreement provides that, in the event of a change in control (as defined in the agreements) which is followed within either two or three years, as determined under the agreements, by (i) termination of the officer's employment; (ii) a downgrading of the officer's position; or (iii) voluntary termination under circumstances specified in the agreements, the officer will be entitled to: (a) salary and pro rata bonus then due; and (b) a lump sum separation payment equal to either two or three times annual base salary and bonus as determined under the agreements. In 1996, the company reduced the benefits to new executive officers, so that they will receive benefits equal to two times his or her compensation rather than three times his or her compensation. Each officer will also be entitled to a continuation of certain benefits and perquisites for up to two or three additional years as determined under the agreements. These benefits and perquisites may be reduced by corresponding benefits or perquisites provided by a subsequent employer during the period in which they are provided.

ADDITIONAL INFORMATION

DIRECTORS' AND OFFICERS' INSURANCE
The company has purchased insurance from the Federal Insurance Company and National Union Fire Insurance Company, insuring the company against obligations it might incur as a result of the indemnification of its directors and officers for certain liabilities they might incur, and insuring such directors and officers for additional liabilities against which they may not be indemnified by the company. This insurance was renewed effective January 30, 2000 for a period of one year at a cost of $460,000.

OTHER BUSINESS
We do not expect any business to come up for shareholder vote at the meeting other than the items described in this booklet. If other business is properly raised, your proxy card authorizes the proxyholders to vote as they deem appropriate.

The company's by-laws contain provisions regarding matters which may properly be brought before the shareholders at an annual meeting. The most recently revised by-laws are attached as Exhibit (3)-a to the company's Form 10-Q filed November 10, 1998.

SHAREHOLDER PROPOSALS FOR NEXT YEAR
In order to be eligible for inclusion in the company's proxy materials for next year's annual meeting of shareholders, any shareholder proposal (other than the submission of nominees for directors) must be received by the company to the attention of the Secretary at its principal executive offices not later than the close of business on November 24, 2000.

Shareholder proposals received by the company between January 2, 2001 and February 1, 2001 may also be considered at next year's annual meeting of shareholders but will not be included in the proxy materials for next year's annual meeting of shareholders.

HOW WE SOLICIT PROXIES
Bausch & Lomb pays the costs of soliciting proxies. We are paying Georgeson Shareholder Communications Inc. a fee of $12,000 plus expenses to help with the solicitation. In addition to this mailing, the company may solicit proxies personally, electronically or by telephone. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

PEOPLE NEEDING SPECIAL ASSISTANCE
If you plan to attend the meeting, we can provide reasonable assistance to help you participate in the meeting if you let us know. Please call or write the Secretary at least two weeks before the meeting at the number or address under "Questions?" below.

QUESTIONS?
If you have questions or need more information about the annual meeting, write to the

                  Secretary
                  Bausch & Lomb Incorporated
                  One Bausch & Lomb Place
                  Rochester, New York 14604-2701

or call us at (716) 338-6010.

For additional information about the company, we invite you to visit Bausch & Lomb's Internet site at www.bausch.com. Internet site materials are for your general information and are not part of this proxy solicitation.

According to rules of the Securities and Exchange Commission ("SEC"), the information presented in this proxy statement under the captions "Report of the Committee on Management" and "Comparison of Five-Year Cumulative Total Shareholder Return" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the company under the aforementioned Acts shall be interpreted as incorporating by reference the information presented under the specified captions.










                             YOUR VOTE IS IMPORTANT!

                 Please sign and promptly return your proxy card
                            in the enclosed envelope.








March 24, 2000

                                 [RECYCLE LOGO]



                                             (C) 2000 Bausch & Lomb Incorporated

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

                                                               Please mark
                                                              your votes as  /X/
                                                              indicated in
                                                              this example



1. Election of Directors.

        FOR all nominees            WITHHOLD
          listed below              AUTHORITY
       (except as marked      to vote for all nominees
        to the contrary)          listed below
             / /                      / /


Nominees: Franklin E. Agnew, William M. Carpenter,
          Ruth R. McMullin, Linda Johnson Rice
(Instruction: To withhold authority to vote for any one or more individual nominee(s), write that nominee(s) name on the space provided below.)

----------------------------------

2.Ratification of PricewaterhouseCoopers
  LLP as independent accountants for 2000.

       FOR        AGAINST      ABSTAIN

       / /          / /          / /

IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE "ATTEND MEETING" BOX BELOW.


MARK HERE IF YOU PLAN  / /                     MARK HERE FOR ADDRESS  / /
TO ATTEND THE MEETING                          CHANGE AND NOTE BELOW

The proxies are hereby authorized to vote in accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED "FOR" ITEMS 1 AND 2.


Signature                                         Date
         ----------------------------------------      ----------------
Signature                                         Date
         ----------------------------------------      ----------------

NOTE: Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *


                                                       [BAUSCH & LOMB LOGO]


                         ANNUAL MEETING OF SHAREHOLDERS

                              Tuesday, May 2, 2000
                                   10:30 a.m.
                     Strong Memorial Medical Center Complex
                        School of Medicine and Dentistry
                                       at
              The Center for Biomedical Learning Conference Center
                               601 Elmwood Avenue
                  (corner of Lattimore Road and Elmwood Avenue)
                         Rochester, New York 14642-0001

Limited parking is available. Overflow parking will be directed to an adjacent parking lot with shuttle bus service.

[BAUSCH & LOMB LOGO]


                                      PROXY



                           BAUSCH & LOMB INCORPORATED



         The undersigned hereby appoints W.M. Carpenter, C.E. Sassano and R.B. Stiles, or any one or all of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of shareholders of Bausch & Lomb Incorporated to be held on May 2, 2000, and at any adjournment thereof, with all the power which the undersigned would possess if personally present and to vote, as specified on the reverse side, all shares of stock which the undersigned may be entitled to vote at said meeting.


 SEE REVERSE                                                        SEE REVERSE
    SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *